Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.0001 par value, of Selecta Biosciences, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Vivo Capital IX, LLC

December 30, 2019
(Date)

/s/ Albert Cha
(Signature)

Managing Member
(Title)

Vivo Opportunity, LLC

December 30, 2019
(Date)

/s/ Albert Cha
(Signature)

Managing Member
(Title)

Vivo Capital VIII, LLC

December 30, 2019
(Date)

/s/ Albert Cha
(Signature)

Managing Member
(Title)